SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant Sec.240.14a-12

BELLAVISTA CAPITAL, INC.
 (Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No:
3) Filing Party:
4) Date Filed:

BellaVista Capital, Inc.

15700 Winchester Boulevard
Los Gatos, CA 95030
(408) 354-8424
_______________________________

Notice of Annual Meeting of Shareholders

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of  BellaVista Capital, Inc., a Maryland corporation (the "Company"), for the fiscal year ended September 30, 2009, to be held on Tuesday, April 27, 2010, at 2:00 PM, Pacific Daylight Time, at the Jewish Community Center (JCC), 14855 Oka Road, Los Gatos, California, for the following purposes:

1.	The election of one Class I Director to serve until the Company's Annual Meeting of Shareholders for the year ended September 30, 2012, or until such director’s successor is elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice.  The Board of Directors has fixed the close of business on March 31, 2010 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

Management desires to have a maximum representation of shareholders at the Annual Meeting.  Only shareholders entitled to notice and to vote, and other invited guests of the Company, shall attend.  The Company may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting.  In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope.  A shareholder may revoke a proxy by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors
Los Gatos, California March 31, 2010	Patricia Wolf Secretary

YOUR VOTE IS IMPORTANT.
A QUOROM IS NEEDED TO HOLD THE ANNUAL MEETING.
WHETHER OR NOT YOU PLAN TO ATTEND,
PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, AND PROMPTLY RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

BellaVista Capital, Inc.

15700 Winchester Boulevard
Los Gatos, CA 95030
(408) 354-8424

Proxy Statement
Annual Meeting of Shareholders for the Year Ended September 30, 2009
To Be Held April 27, 2010

GENERAL INFORMATION

The Board of Directors of BellaVista Capital, Inc., a Maryland corporation (the “Company”), is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Tuesday, April 27, 2010, at 2:00 PM Pacific Daylight Time, at the Jewish Community Center (JCC), 14855 Oka Road, Los Gatos, California, and at any adjournment or postponement thereof.  Shareholders were notified of the meeting on or about April 2, 2010, and this proxy statement and the accompanying proxy are being provided to shareholders beginning on or about April 2, 2010.

Voting of Proxies

The only class of the Company’s capital stock currently outstanding is its common stock.  Shares of the common stock represented by all properly executed proxies received in time for the scheduled meeting will be voted in accordance with the choices specified in the proxies.  If multiple proxies are received with respect to the same shares, the latest dated proxy will be voted with respect to those shares.  See “Revocability of Proxies” below.  Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominee named in this proxy statement as the Class I director.

In the event that a quorum is not present at the time the annual meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the shareholders entitled to vote at the annual meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting.  If the Company proposes to adjourn the annual meeting by a vote of shareholders, the persons named in the enclosed form of proxy will vote all shares of stock for which they have voting authority in favor of such adjournment.

The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein.  To date, the Company has not received any shareholder proposals.  If any other matter of which the management and Board of Directors are not now aware is presented properly to the shareholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Voting Rights

Holders of shares of BellaVista Capital, Inc.’s common stock, par value $0.01 per share, at the close of business on March 31, 2010, the record date, are entitled to notice of, and to vote at, the annual meeting.  As of March 31, 2010, a total of 11,171,433 shares of the Company’s common stock were outstanding.  Each share of common stock outstanding on the record date and the date of the annual meeting is entitled to one vote on the matter presented at the meeting, including one vote for the director to be elected at the annual meeting.  The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the meeting.  If a quorum is present, (1) a plurality of the votes cast at the annual meeting is required for election of a director, and (2) the affirmative vote of the majority of the shares present, in person or by proxy, at the annual meeting and entitled to vote is required for all other matters.

Cumulative voting in the election of directors is not permitted and vote allocated to each share for each director position to be elected must be cast for a separate nominee.

Solicitation of Proxies

This solicitation is being made on behalf of the Company’s Board of Directors.  The costs of this solicitation by the Board of Directors will be borne by BellaVista Capital, Inc.  Proxy solicitations will be made by mail and electronic mail.  They also may be made by members of Company management by personal interview, telephone, facsimile transmission, and telegram.  BellaVista Capital, Inc. does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $5,000, plus reasonable out-of-pocket expenses.  Assuming no such third party solicitation costs are incurred, the total costs to the Company for this solicitation which will consist primarily of the legal, printing and mailing costs, are expected to be approximately $5,000.  Total costs incurred to date have been approximately $2,500.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Company’s Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

Additional Materials

A Notice of Meeting and a form of Proxy are included with the mailing of this proxy statement.  A copy of the Company’s combined Annual Report to Shareholders and Form 10-K Annual Report for its fiscal year ended September 30, 2009, as filed with the Securities Exchange Commission on January 23, 2009, which includes the Company’s audited financial statements for the fiscal year, also is included with the mailing of this proxy statement.  The combined Annual Report to Shareholders and Form 10-K Annual Report is not to be considered a part of these proxy solicitation materials.  An additional copy of the Form 10-K Annual Report, including exhibits, as well as copies of the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2008, and March 31 and June 30, 2009, will be furnished without charge to beneficial owners of shares or shareholders of record upon request to BellaVista Capital, c/o Patti Wolf, 15700 Winchester Boulevard, Los Gatos, CA 95030; or by calling Ms. Wolf at (480)-563-3351 – (please note, 480 is the correct area code).

ELECTION OF DIRECTORS

Our Board of Directors consists of the number of persons as shall be fixed by the Board of Directors from time to time by resolution, to be divided into three classes, designated Class I, Class II and Class III, with each class to be as nearly equal in number of directors as possible.  Prior to the date of the annual meeting, there are four director positions.

The Board has resolved to restructure the Board and Company management in order to provide more efficiency and cost reduction as the Company pursues its current limited business plan involving the controlled liquidation of its portfolio.  The proposed changes will be made effective as of the date of the annual meeting for the fiscal year ended September 30, 2009, which meeting will be held, as noted above, on Tuesday, April 27, 2010, and at which the matter that is the subject of this proxy solicitation will be voted upon, the election of a Class I director.

Prior to the management restructuring, the Board is composed as follows:
1.	Robert Puette is a Class I director and his term expires as of the currently scheduled annual meeting of shareholders for the fiscal year ended in 2009.
2.	Jeffrey Black is a Class II director and his term expires as of the annual meeting for the fiscal year ended in 2010.
3.	Patricia Wolf is a Class II director and her term expires as of the annual meeting for the fiscal year ended in 2010.
4.	Mr. Offenberg is a Class III director, and his term expires as of the annual meeting for the fiscal year ended in 2011.

At each annual meeting, the successors to the class of directors whose term expires at that time are to be elected to hold office for a term of three years, and until their successors are elected and qualified, so that the term of one class of directors expires at each annual meeting.

The following steps are being taken to restructure the Board and management:
1.	The Bylaws have been amended to reduce the Board from four members to three members, effective the date of the currently scheduled annual meeting.
2.
Mr. Puette, who is currently a Class I director whose term is scheduled to expire at the date of the scheduled annual meeting of shareholders, will not be nominated or stand for election at such meeting.

3.
As the Bylaws require that the Board seats be classified, to the extent possible, to assure an even distribution of members in each class, Ms. Wolf’s seat will be reclassified as a Class I seat and she will stand for election at the annual meeting, leaving the Board with one Class I director, one Class II director (Mr. Black, whose term will expire at the meeting of shareholders to be held following the close of the fiscal year at September 30, 2010), and one Class III director (Mr. Offenberg, whose term will expire at the meeting of shareholders to be held following the close of the fiscal year at September 30, 2011).

4.
Mr. Black will submit his resignation from the position of Chief Financial Officer of the Company, effective the date of the annual meeting and the Board will appoint Mr. Offenberg to serve in that capacity as well as the Chairman and Chief Executive Officer of the Company.  By doing so, the Board will then be composed of a majority of independent directors as provided in the Bylaws.

5.
In order to assist in the transition of the Board and management during the near term, the Company will enter into a consulting arrangement with Mr. Puette for a term ending December 31, 2010, in which Mr. Puette will agree to make himself available on an as needed basis to consult with the Board and Company concerning Company operations and finance.  Mr. Puette will receive compensation equal to the compensation payable to Board members for Board services during calendar year 2010 as consideration for such consulting services.

The proxy holder intends to vote all proxies received by the proxy holder in the accompanying form of proxy FOR the Board’s nominee for Class I director, Patricia Wolf, unless otherwise specified by the shareholder.  In the event the nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies for such nominee will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  In the event that additional persons are nominated for election as director, the proxy holder intends to vote all proxies received for Patricia Wolf and against any other nominees.  As of the date of this proxy statement, the Board of Directors is not aware that the nominee is unable or will decline to serve as a director.  As noted above, the nominee currently serves on the Company’s Board of Directors.

The election to the Board of Directors of the nominee identified in this proxy statement will require the affirmative vote of a plurality of the outstanding shares of the Company’s common stock present in person or represented by proxy at the annual meeting.

The Board of Directors unanimously recommends that shareholders vote “FOR” the nominee identified below.

Nominee to Board of Directors

Name	Position with the Company	Class and Expiration of Term
Patricia Wolf	Director and Corporate Secretary	Class I Term will expire at the annual meeting of shareholders for the Fiscal Year ended September 30, 2012

Set forth below is additional information regarding the foregoing nominee.

Patricia Wolf, age 63, joined the Ottawa University Board of Trustees in 1993 and served as Chair of the Board from 2006 to 2008.  She was strategically involved in major university events including the opening of new campuses in new markets and in the selection of it current president.  She has been recognized for outstanding leadership during a period of significant change.  In 2009 she received the University's most prestigious award for her lasting significance and contribution to the University.  From 1986 until 2002 she was employed by Management Technology America, the computer software company she founded in 1986.  As a result of her emphasis on performance and her expertise in organizational growth and development, Management Technology America was acquired in 1999 by a company listed on the NYSE.  She continued leading the company from 1999 to 2002.  Mrs. Wolf has been recognized as an outstanding achiever with various organizations.  She holds a Bachelor’s degree in Business Administration and a Master’s degree in Management, both from Ottawa University.

The other incumbent members of the Board of Directors are identified in the following table, including the class and expiration of their respective terms.  The year of expiration in each case refers to the annual meeting of shareholders for the fiscal year ended September 30 of the stated calendar year.

Name	Position with the Company	Class and Expiration of Term
Jeffrey Black	Director and Chief Financial Officer	Class II Term expires at the annual meeting of shareholders for the fiscal year ended September 30, 2010
William Offenberg	Chairman of the Board and Chief Executive Officer	Class III Term expires at the annual meeting of shareholders for the fiscal year ended September 30, 2011

Directors’ Meetings and Committees

The Board of Directors has not established separate standing audit, nominating or compensation committees or committees performing similar functions.

The full Board of Directors acts as the audit committee for all purposes relating to communications with the auditors and responsibility for oversight of the audit.  The Board has not adopted any written charter governing its activity as the de facto audit committee.

The full Board also acts as the nominating committee.  The Board has no nominating committee charter, nor does it have any express policy with respect to consideration of director candidates recommended by securities holders.  The Board believes that, in consideration of the size of the Company, its limited shareholder group, the lack of any public trading market for its securities and the limited resources available to the Board, that maintaining a standing nominating committee and nominating committee charter is not practical or in the best interests of the Company and its shareholders.  All members of the Board have participated in the nomination process when in office, and all members of the sitting Board are expected in the future to participate in the nomination process.

During fiscal year ended September 30, 2009, the Board of Directors met 21 times, comprised of 4 quarterly meetings, 8 monthly meetings, 2 shareholder meetings and 7 additional meetings related to the MPF takeover attempt and proxy contest.  Meetings are generally held at the Company's offices and all Board members attend in person unless that director cannot be present in person.  In such cases, directors attend the meeting telephonically.

Shareholders may communicate directly with any director.  Any shareholder wishing to communicate with a director may send a written communication addressed to the director to the Company’s Chief Executive Officer, William Offenberg, who will transmit the communication to the addressed director.

Operating and Other Expenses

As a result of the continuing downturn in the real estate market and significant uncertainties associated with future investments, we have discontinued originating any new equity or subordinated debt investments and ceased originating new trust deed investments.  In order to streamline the operations of the company and reduce operating expenses to compensate for the eroding market conditions and declining property values, in 2007 the Board of Directors determined that the best course of action to preserve shareholder’s value was to begin implementation of a restructuring program.  The Board has continued to make significant progress under this program which has ultimately resulted in significant operating cost savings and increased efficiencies, including: closing the Palo Alto office, terminating all direct employees, outsourcing the administration and asset management functions and enlisting a Board member to function as CFO on an as needed basis and another board member to assume the CEO responsibilities on an as-needed consulting basis.

We group our expenses in three categories: BellaVista operating expenses, REO expenses, and impairments.  BellaVista operating expenses are associated with the ongoing operations of the Company.  REO expenses include all of the carrying costs for REO properties such as property taxes, insurance, maintenance, marketing, legal, debt service and general and administrative expenses.

BellaVista total operating expenses (including controllable, nonrecurring and non-cash expenses) were approximately $1,457,396 for the year ended September 30, 2009, versus $1,755,561 for the year ended September 30, 2008.  The BellaVista total operating expenses for fiscal year 2009 included $102,475 of expenses directly attributable to the Company being forced to respond to the MPF takeover attempt, the resulting proxy solicitations and other actions that culminated in the holding of a Special Meeting of the Shareholders in September 2009.  Without these extraordinary expenses caused solely by the MPF takeover attempt, there was a real decrease of $400,640 in BellaVista total operating expenses that was mainly attributable to decreased salaries, facilities, legal and accounting, and administration expenses.

In summary, BellaVista total operating expenses for the year ended September 30, 2009 included:  (1) One-time, non-recurring startup fees of $75,725 related to the outsourcing of the asset management functions, including systems and financial records migration and conversions, new office space, the installation of phones and IT systems, and the other necessary preparatory work done in advance of the transition and cutover;  (2) Reserve for uncollectible interest and depreciation of fixed assets totaling $266,138; (3) Expenses incurred related to the MPF takeover attempt, the resulting shareholder proxy solicitations made by both MPF and the Company, and the Special Shareholder Meeting totaling $102,475; and (4)  litigation and non-recurring settlement costs of $161,239. Excluding these four items, BellaVista controllable operating expenses were approximately $851,819 for the year ended September 30, 2009, versus $1,531,505 for the year ended September 30, 2008.  This represents a real and significant decrease of $679,686 or 44% in controllable BellaVista operating expenses for the year ended September 30, 2009.  This significant reduction in BellaVista controllable operating expenses is a direct result of the restructuring plan that Board of Directors began in 2008.  Further, it is a clear and definitive indication of the BellaVista Board’s success and ongoing commitment to minimize controllable expenses and provide the most efficient and cost effective process toward a controlled liquidation of the portfolio.  As noted above, we are seeking to further reduce management expenses by reducing the Board to three seats.

REO expenses for the year ended September 30, 2009, were $1,046,479 compared with $395,258 during the year ending September 30, 2008.  The increase is due to the increased number of REO properties added to the portfolio and serviced during 2009.

Compensation of Directors

Directors William Offenberg and Jeffrey Black also serve as chief executive officer and chief financial officer, respectively, of the Company.  All directors are entitled to receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors.  Set forth below is a table summarizing compensation paid to directors for service on the Board during the most recent fiscal year ended September 30, 2009.

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Offenberg	$52,000	0	0	0	0	$152,250	$204,250
Robert Puette	$42,000	0	0	0	0	0	$42,000
Patricia Wolf	$42,000	0	0	0	0	0	$42,000
Jeffrey Black	$48,000	0	0	0	0	0	$48,000

As Chairman of the Board and Chief Executive Officer, Mr. Offenberg received $35,000; Mr. Black received $30,000 as Chief Financial Officer and director.  Mr. Puette and Ms. Wolf each received $25,000 for their participation in our standard board meetings.  All directors are also compensated $1,000 for board meeting, other than the regular quarterly meetings, which they attend.

It should be noted that the Company incurred significant incremental costs as a result of the MPF takeover attempt.  This action spanned an intense 6 month period and consumed a significant amount of Company and Board of Directors time and resources.  Approximately $76,000 or 23% of the total compensation detailed above was incurred as a direct result of the MPF takeover attempt, which consumed numerous hours of the Board’s time and approximately 33% of Mr. Offenberg’s time expended on Company matters.

As has been previously disclosed in all of the Company’s prior relevant filings, on September 25, 2007, the Company entered into an agreement to compensate William Offenberg as Executive Chairman of the Board which later transitioned to Chief Executive Officer.  The compensation paid under such agreement to Mr. Offenberg during the fiscal year covered by this report is shown under the “All Other Compensation” column in the above table.

Our charter obligates us to indemnify our directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law.  The Maryland General Corporation Law, the "Maryland GCL'', permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Compensation Committee Interlocks

No interlocking relationship exists between the Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Officers of the Company

Our executive officers and their positions as of the date of this Proxy Statement are:

Name	Position

William Offenberg	Chief Executive Officer
Jeffrey Black	Treasurer, Chief Financial Officer

As noted above, effective on the date of the scheduled annual meeting, Mr. Black will resign his position as Chief Financial Officer and remain on the Board, and Mr. Offenberg will assume responsibilities as Chief Financial Officer in addition to Chief Executive Officer.  These actions will be taken to assure that a majority of the Board members are independent, as required in the Bylaws.  Executive officers are appointed by the Board of Directors, serve at the Board’s pleasure and may be removed from office at any time without cause.  There are no family relationships among the directors and officers.  The Company does not currently have a stock option or deferred compensation plan.

Executive Compensation

The following table summarizes compensation paid to executive officers of the Company during the two most recent fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compen- sation ($)	Total ($)
Michael Rider, Chief Executive Officer, Director	2009	$0	$0	$0	$0	$0	$0	$125,000	$125,500
	2008	$250,000	$7,500	$0	$0	$0	$0	$0	$257,500
Eric Hanke, Chief Investment Officer, Secretary	2009	$0	$0	$0	$0	$0	$0	$0	$0
	2008	$103,846	$0	$0	$0	$0	$0	$0	$103,846

On November 30, 2007, the Company terminated Mr. Hanke.  According to the terms of his employment agreement Mr. Hanke received payments of $75,000 in the form of salary continuance from the date of his termination to May 31, 2008.  On September 30, 2008, the Company terminated Mr. Rider.  According to the terms of his employment agreement, Mr. Rider received payment of $125,000, in the form of salary continuance from the date of his termination to March 31, 2009.

Certain Relationships and Related Transactions

Two out of four of the current members of the Board, William Offenberg and Jeffrey Black, act as executive officers of the Company and cannot be considered independent directors while the other two members of the Board are considered independent, as that term is defined under New York Stock Exchange Rule Section 303A, the NYSE’s Corporate Governance Rules.  Under those Rules, no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).  Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.  However, as the concern is independence from management, the NYSE does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.  Accordingly, while Mr. Puette and Ms. Wolf own shares of the Company’s common stock, the Board views these directors/nominees as independent under these standards.  In addition, a director is not independent under the NYSE Rules if: (i) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company; (ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service; (iii) (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; (iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

As previously disclosed in the Company’s public reports, the Board authorized its asset manager, Cupertino Capital, to pursue up to a total of $3 million of financing lines, that could be accessed as needed on a monthly basis, through a private placement of debt secured by trust deeds to the Brighton and Pulgas properties of $1.5 million each.  The Board authorized borrowing on what it deemed, at the time of these placements, to be market rate terms of: 11% interest to private lenders, a servicing fee of 0.5% per annum, an origination fee of 1% (if funded from a Company relationship or related party) or 3% (if funded from an independent third party) payable to Cupertino Capital, and maturity dates of October 1, 2011 for the line on Brighton and February 1, 2012 for the line on Pulgas.  The independent and disinterested members of the Board approved borrowing from each of Jeffrey Black and William Offenberg, as related parties, on the foregoing terms.  Mr. Black and Mr. Offenberg made funding commitments and began advancing funds on October 30, 2008.

Both lines of credit were structured such that the Company could draw on them only as needed and repay principal at any time cash became available.  In this way, the total interest costs paid by the Company would be minimized.  Therefore the principal balances of both these lines of credit fluctuate based on the draws and pay downs that routinely occur, typically on a monthly basis.  As of February 28, 2010, the total balance owed on both financing lines was $2,575,000.  These funds had been advanced by two related parties and two independent third party private lenders.  As of February 28, 2010 Mr. Offenberg and Mr. Black had net advances of principal totaling $1,470,000 and $650,000, respectively.  Total interest paid and payable on amounts advanced by Mr. Offenberg and Mr. Black from the inception of these lines in October 2008 through February 2010 were $218,353 and $43,931, respectively.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No member of the Company’s Board is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.  As described above, Board members William Offenberg and Jeffrey Black are engaged by the Company to serve as the Chief Executive Officer and Chief Financial Officer, respectively, of the Company, on the terms described herein.  Other than their employment in these capacities at the will of the Board, none of the Board members or any of their associates have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

INDEPENDENT PUBLIC ACCOUNTANTS

On November 10, 2005, the registrant engaged the firm of Pohl, McNabola, Berg + Company, LLP (“PMB”), San Francisco, California, as its principal accountant to audit its financial statements.  PMB has been the registrant’s principal accountant for its three most recent fiscal years and continues in that capacity.

Representatives of PMB are not expected to attend the meeting.

The Company accrues expenses associated with principal accountant fees and services in the year being audited or serviced.  The following table presents the expenses accrued by the Company for such fees and services:

	Year Ended September 30,
	2009	2008
Audit fees	$130,611	$103,587
Audit-related fees	—	—
Tax fees	23,000	23,000
All other fees	—	—
Total	$153,611	$126,587

Tax fees are comprised of fees related to the preparation and filing of the Company’s federal and applicable state tax returns.

As noted above, the Company does not have an independent audit committee, and the full board of directors therefore serves as the audit committee for all purposes relating to communication with the Company’s auditors and responsibility for the Company audit.  All engagements for audit services, audit related services and tax services are approved in advance by the full board of directors of the Company.  The Company's Board of Directors has considered whether the provision of the services described above for the fiscal years ended September 30, 2007 and 2006, is compatible with maintaining the auditor’s independence.

All audit and non-audit services that may be provided by our principal accountant to the Company shall require pre-approval by the Board.  Further, our auditor shall not provide those services to the Company specifically prohibited by the Securities and Exchange Commission, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Oversight Board determines, by regulation, is impermissible.

BENEFICIAL OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Capital Stock by Large Security Holders

The following table presents information regarding the beneficial ownership of the only known beneficial owners of in excess of 5% of our outstanding common shares.

Title of Class	Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Common Stock	MacKenzie Patterson Fuller, LLC 1640 School Street Moraga, California 94556	1,390,046	12.44
	Jay Duncanson c/o Menlo Advisors 800 Oak Grove Avenue Menlo Park, CA 94025	658,735	5.90
	Total	2,048,781	18.34

Beneficial Ownership of Capital Stock by Directors and Management
The following table presents information regarding the beneficial ownership of our capital stock as of March 31, 2010 of: (1) each of our directors and executive officers; and (2) all of our directors and executive officers as a group.  Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Title of Class	Beneficial Owner	Number of Shares	Percent of Class
Common Stock	Robert Puette	405,241	3.63
	Jeffrey Black	250,852	2.25
	Patricia Wolf	167,030	1.50
	William Offenberg	107,404	*
	Total	930,527	8.33

* Less than one percent of our outstanding capital stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Statements of beneficial ownership on SEC Form 3 respecting ownership of common stock were required within 10 days of becoming an officer or director, or beneficial owner of more than 10% of the outstanding common shares, and statements of changes in beneficial ownership are required within 48 hours of any such change.  Based solely on a review of copies of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the fiscal year ended 2008, or written representations that no such reports were required to be filed with the Securities and Exchange Commission, the Company believes that during the year ended September 30, 2008 and through the date of dissemination of this Proxy Statement, all directors and officers of the Company and beneficial owners of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act filed their required Forms 3, 4, or 5, as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

LEGAL PROCEEDINGS

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s shares, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER BUSINESS

The Board of Directors knows of no other matters, which may be presented for shareholder action at the meeting.  However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgments.

SHAREHOLDER PROPOSALS – 2010 ANNUAL MEETING

Shareholders are entitled to present proposals for action at a forthcoming shareholder’s meeting if they comply with the requirements of the proxy rules. The Company’s Bylaws provide that any shareholder wishing to bring any matter before the annual meeting must deliver notice to the Secretary at the principal executive offices of the Company not less than 90 days before the first anniversary of the mailing date of the notice of the preceding year’s annual meeting.  Any proposals intended to be presented at the annual meeting of shareholders for the fiscal year ended September 30, 2010 must be received at the Company’s offices on or before November 8, 2010, in order to be considered for inclusion in the proxy statement and form proxy relating to such meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Los Gatos, California
April 2, 2010

BellaVista Capital, Inc.

Revocable Proxy

For Annual Meeting of Shareholders on April 27, 2010
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Patricia Wolf, corporate Secretary of BellaVista Capital, Inc., with full powers of substitution, to act as attorney and proxy for the undersigned to vote, as designated on this proxy, all shares of the Common Stock of BellaVista Capital, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders to be held at the Jewish Community Center (JCC), 14855 Oka Road, Los Gatos, California, on Tuesday, April 27, 2010, at 2:00 PM  Pacific Daylight Time, and at any and all adjournments, in the manner indicated and in his discretion on any other business which may properly come before the meeting.

ELECTION OF DIRECTOR—The Board recommends a vote FOR election of the following nominee:

Patricia Wolf as a Class I director

FOR Œ	AGAINST Œ	ABSTAIN Œ

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.  THIS PROXY WILL BE VOTED BY THE INDIVIDUAL NAMED IN THIS PROXY IN HIS BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Dated: _______________, 2010

___________________________________         ___________________________________
Print Name                                                                                     Signature

___________________________________         ___________________________________
Print Name                                                                                     Signature

(Please sign exactly as name appears on stock certificate.  Where stock is registered jointly, all owners must sign.  Corporate owners should sign full corporate name by an authorized person.  Executors, administrators, trustees or guardians should indicate their status when signing.)

PLEASE READ THIS PAGE
AND
COMPLETE YOUR PROXY

YOUR VOTE IS IMPORTANT !

A Quorum is required for the Company to hold its Annual Shareholders Meeting.  A Quorum, 50% of the outstanding shares plus 1 share, must be represented either by mailing in your proxy or your attendance at the meeting.

If a Quorum is not represented through a combination of your proxies or your attendance then the Company is required to adjourn the Annual Meeting and reschedule it until such time as the Company reasonably believes a Quorum will be represented.  This will require mailing a second meeting notice package, renting meeting space a second time and making the required SEC filings a second time.  All of this results in wasted effort and cost.

Regardless of whether you plan on attending the meeting, please:
•	REVIEW THE MATERIAL.
•	COMPLETE, SIGN and DATE THE ENCLOSED PROXY
•	RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

MAKE YOUR VOTE COUNT.

BELLAVISTA’S ANNUAL SHAREHOLDER MEETING

APRIL 27, 2010 AT 2.00 PM PACIFIC TIME
THE JEWISH COMMUNITY CENTER (JCC)
14855 OKA ROAD, LOS GATOS, CALIFORNIA